                                                                    EXHIBIT 10.6

                           Highland Enterprises, LLC.
                                 Lease Agreement

1.   Parties:
     This lease is entered into this first day of July 1998 between Highland Enterprises, LLC (Landlord) and American Eagle Motorcycle Company, Inc. (Tenant)

2.   Premises:
     40,000 Square Feet of building located at 2350 Technology Parkway, Hollister, CA 95023

3.   Term:
     The term of this lease shall be for 60 months, commencing on July 1, 1998, and extending on June 30, 2003.

     Extensions are automatically in place for an additional two years at the end of the current lease period. Any changes to this period, lease cancellations, or alterations to this agreement must be approved by both parties. All changes must be submitted to other party in writing with at least 90 days notice.

4a.  Security Deposit:
     Tenant shall deposit with Landlord upon execution of this lease the sum of zero dollars as a security deposit for the Tenant's performance of the provisions of this lease. If Tenant performs all obligations of this lease, the security deposit will be returned to Tenant within ten business days after the expiration of the lease's term.

4b.  Rent:
     Tenant shall pay to Landlord the following rent:

     A. Mortgage payment of $10,459.00 to Comerica Bank.
     B. All real property taxes and assessments as required.

     Rent is due on the first of each month without notice or deduction. Payments not received by the tenth of each month shall be deemed late and a 10% late charge will be assessed and due.

4c.  Future Rent:
     Beginning July 1, 2000, Tenant shall pay to landlord the rent of $.50 a square foot or $20,000/month. Tenant will no longer be responsible for property taxes. At each subsequent lease period of three years, rent will be adjusted by an increase of 10%.

5.   Utilities:

6.   Alterations:
     Tenant shall not, without Landlord's prior written consent, make any alterations or additions to premises.

7.   Assignment:
     Tenant shall not assign, transfer or sublet any or all of Tenant's interest in this lease.

8.   Hold Harmless:
     Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use or occupancy of the premises.

9.   Insurance:
     Tenant shall be responsible for maintaining his own insurance on property, employees, contents, liability, and negligence. Landlord will be listed as co-insured as necessary.

10.  Condition of Building:
     Tenant shall be responsible for maintaining the premises and will be financially responsible for any damages caused during term of this lease.

11.  Default:
     If Tenant defaults or breeches any provision of this lease, then Landlord, after giving proper notice required by law, may re-enter the premises and remove any property on premises in a manner allowed by law.

     In addition, the landlord may recover all rentals or damages from the tenant by reason of such default or breach of agreement.

12.  Surrender:
     On the last day of the term of this lease, Tenant snail surrender the premises to the Landlord in good condition, broom clean, and damage free.

13.  Attorney's Fees:
     In the event of litigation, arbitration, or other legal action in connection with this lease, the prevailing party shall be entitled to recover reasonable fees and other associated costs.

14.  Right to Inspection:
     Landlord or Landlord's agent shall have the right to inspect the premises at reasonable times with notice.

15.  Binding On Successors:
     The terms, conditions, covenants shall be binding now and shall inure to the benefit of each of the parties, representations, and successors.

16.  Notices:
     All notices regarding provisions of the lease shall be in writing and sent as follows:

     To Landlord:

     Greg Spak
     Highland Enterprises
     7205 Gold Crook Court
     San Jose, CA 95120

     To Tenant:

     American Eagle Motorcycle, Inc.
     ATTN: Dave Carson
     2350 Technology Parkway
     Hollister, CA 95023

     Execution of this lease on the date above by:

     Landlord:
     By Highland Enterprises, LLC


     By: /s/ GREG SPAK
        --------------------------------
        Managing Member



     Tenant:
     By American Eagle Motorcycles, Inc.

     By: /s/ [ILLEGIBLE]
        --------------------------------
        Secretary



     Approved:

     By: /s/ GREG SPAK
        --------------------------------
        President
        American Eagle Motorcycle